Exhibit 4.14

ANNEX 1

RDA TECHNOLOGIES LIMITED

MALI 400MP TERM

TLA Number	TLA-00547
Legal Counsel	AF
Annex Effective Date	21 December 2012

This Annex 1, when signed by both parties, shall form part of and be incorporated into the Technology Licence Agreement (“TLA”) between the parties (document reference as identified in the table above). Solely for the purposes of interpretation of the TLA with respect to this Annex 1, to the extent that the provisions contained in this Annex 1 conflict with any of the provisions of the TLA the provisions contained in this Annex 1 shall prevail over and shall supersede the conflicting provisions in the TLA.

SECTION 1 - ARM TECHNOLOGY

Key to Disclosure Rights

D	CONFIDENTIAL except disclosure permitted to “Designers” in accordance with Clause 3 of the TLA
M	CONFIDENTIAL except disclosure permitted to “Manufacturers” in accordance with Clause 3 of the TLA
T	CONFIDENTIAL except disclosure permitted to “Test Houses” in accordance with Clause 3 of the TLA
CS	CONFIDENTIAL except disclosure permitted to “Customers” in accordance with Clause 3 of the TLA
N	NON-CONFIDENTIAL but may be subject to licence restrictions.
C	CONFIDENTIAL

PART A  Mali-400 MP DOCUMENTATION

Section 1  Technical Reference Manual

Part Number	Description	Disclosure Rights	Delivery Date
***	Technical Reference Manual PDF	D
***	Release Note - PDF	D,CS	Within ten working days of Annex Effective Date
***	Errata - PDF	D,CS

Section 2  Technical Summary Document

Part Number	Description	Disclosure Rights	Delivery Date
***	Technical Summary -PDF	N	Within ten working days of Annex Effective Date

PART B Mali-400 MP IMPLEMENTATION AND INTEGRATION DOCUMENTATION

Part Number	Description	Disclosure Rights	Delivery Date
***	Integration Manual - PDF	D	Within ten working days of Annex Effective Date
***	Configuration and Sign-off Guide	D

PART C Mali-400 MP SOURCE & SCRIPTS

Section 1 Synthesizable RTL

Part Number	Description	Disclosure Rights	Delivery Date
***	Synthesizable Verilog RTL	D	Within ten working days of Annex Effective Date

Section 2 Implementation Scripts

Part Number	Description	Disclosure Rights	Delivery Date
***	Synopsys Example Implementation Scripts	D	Within ten working days of Annex Effective Date

PART D Mali-400 MP TEST VECTORS

Part Number	Description	Disclosure Rights	Delivery Date
***	Acceptance Tests	D
***	RTL Test Bench	D	Within ten working days of Annex Effective Date
***	Host Test Bench	D

PART E Mali-400 MP Linux

DDK Software

Part Number	Description	Disclosure Rights	Delivery Date
***	OpenGL ES DDK SW library source code	D
***	OpenVG DDK SW Library Source Code	D
***	EGL and Base Driver Source Code	D	Within ten working days of Annex Effective Date
***	Linux Device Driver Integr Source Code	D
***	ESSL Compiler Source Code	D

Note:

*** includes OpenGL ES 1.1,

2.0 and OpenVG 1.1

EGL 1.4 is included in

the part ***

*** includes Linux Device

Driver Source code & Linux Build System

PART F Mali-400 MP Linux

DDK Documentation

Part Number	Description	Disclosure Rights	Delivery Date
***	OpenGL ES DDK Software Tech Overview	D,CS
***	OpenVG DDK Software Tech Overview	D,CS
***	DDK SW Integration Guide Linux	D,CS
***	OpenGL ES DDK Software Errata for Linux	D,CS	Within ten working days of Annex Effective Date
***	OpenVG DDK Software Errata for Linux	D,CS
***	OpenGL ES DDK Release Notes Linux	D,CS
***	OpenVG DDK Release Notes Linux	D,CS

Note:

PART numbers above include OpenGL ES 1.12.0 and OpenVG 1.1

PART G Mali-400 MP Linux

DDK Test

Part Number	Description	Disclosure Rights	Delivery Date
***	OpenGL ES DDK SW Validation Code Linux	D,CS
***	OpenVG DDK SW Validation Code Linux	D,CS	Within ten working days of Annex Effective Date
***	OpenGL ES DDK SW Test Report Linux	D,CS
***	OpenVG DDK SW Test Report Linux	D,CS

Note:

PART numbers above include OpenGL ES 1.1

2.0 and OpenVG 1.1

OpenGL ES DDK SW Validation Code

Linux includes source

OpenVG DDK SW Validation Code

Linux includes source

PART H - Mali-400 MP Test Report

Part Number	Description	Disclosure Rights	Delivery Date
***	OpenGL ES Conformance Test Reports Linux	D,CS	Within ten working days of Annex Effective Date
***	OpenVG Conformance Test Reports Linux	D,CS

SECTION 2 - LICENCE AND SPECIAL CONDITIONS

A.            Definitions

A.1                            “ARM Compliant Product” means an integrated circuit incorporating a single Mali GPU and additional circuitry.

A.2                            “DDK Documentation” means the documentation identified in Section 1 Part F of this Annex 1.

A.3                            “DDK Software” means the program files identified in Section 1 Part E of this Annex 1.

A.4                            “DDK Test” means the test programs identified in Section 1 Part G of this Annex 1.

A.5                            “End User Licence Agreement” means a licence agreement between LICENSEE and a third party which contains at a minimum the following provisions; (i) a restriction on the third party from reverse engineering, decompiling, adapting or alteration of the object code; and (ii) permission for the third party to only use the object code for the purposes of developing or executing applications which are targeted for use on an ARM Compliant Product.

A.6                            “Implementation and Integration Documentation” means the documentation identified in Section 1 Part B of this Annex 1.

A.7                            “Mali GPU” means a multi processor configuration incorporating one single vertex shader engine  and between one (1) and four (4) graphics pixel shader rendering engines, each of which are described in the Technical Reference Manual.

A.8                            “Synthesisable RTL” means the deliverables identified in Section 1 Part C Section 1 of this Annex 1.

A.9                            “Implementation Scripts” means the deliverables identified in Section 1 Part C Section 2 of this Annex 1.

A.10                     “Technical Reference Manual” means the relevant technical reference manuals identified in Section 1 Part A Section 1 of this Annex 1.

A.11                     “Technical Summary Documentation” means the relevant technical summary documents identified in Section 1 Part A Section 2 of this Annex 1.

A.12                     “Test Report” means the test report identified in Section 1 Part H of this Annex 1.

A.13                     “Test Vectors” means the test vectors identified in Section 1 Part D of this Annex 1.

A.14                     “Use” means in respect of the object code of the DDK Software, the use of (including copying the object code of the DDK Software to the extent that such copying is incidental to such use, including installation, backup and execution) the object code of the DDK Software, or any part thereof. Use shall specifically exclude: (i) the translation, adaptation, arrangement or other alteration of the object code of the DDK Software except as allowed by local legislation implementing Article 6 of the EC Directive on the legal protection of computer programs (91/250/EEC) and then only to the extent necessary to achieve interoperability of an independently created program with other programs; and (ii) the adapting or reverse compiling of the object code of the DDK Software for the purpose of error correction.

B.                                   Licence

B.1                            Subject to the provisions of Clause 3 (Confidentiality) of the TLA and the restrictions in Clause C, ARM hereby grants, to LICENSEE, a non-transferable (subject to Clause 16.3 of the TLA), non-exclusive, world-wide licence to;

(i)                  use and copy the Technical Reference Manuals for the purposes of designing and having designed (subject to the provisions of Clauses 2.2 and 2.3 of the TLA) ARM Compliant Products;

(ii)               use, copy, modify (solely to the extent necessary to reflect any permitted modifications in accordance with the provisions of this Clause B.1 or for incorporation into LICENSEE’s documentation), distribute and have distributed the Technical Summary Documentation;

(iii)            use and copy the Implementation and Integration Documentation only for the purposes of designing, having designed (subject to the provisions of Clause 2.2 of the TLA) ARM Compliant Products;

(iv)           use, copy and modify (subject to the provisions of Clauses C.1)  the Synthesisable RTL, only for the purposes of designing, having designed (subject to the provisions of Clause 2.2 of the TLA) ARM Compliant Products;

(v)              use, copy and modify the Implementation Scripts only for the purposes of designing and having designed (subject to the provisions of Clause 2.2 of the TLA), ARM Compliant Products;

(vi)           use and copy the Test Vectors only for the purposes of designing and having designed (subject to the provisions of Clause 2.2 of the TLA), ARM Compliant Products;

(vii)        manufacture and have manufactured (subject to the provisions of Clause 2.4 of the TLA) the ARM Compliant Products created under the licences granted in Clauses B.1(i) to B.1(vi) inclusive;

(viii)     package and have packaged (subject to the provisions of Clause 2.6 of the TLA), the ARM Compliant Products manufactured under the licences granted in Clause B.1(vii);

(ix)           sell, supply and distribute encapsulated die of the single (1) Unique ARM Compliant Product which have been manufactured under the licences granted in Clause B.1(vii);

(x)              use, copy and modify (subject to the provisions of Clause C.2 of this Annex 1) any source code provided to LICENSEE as part of the DDK Software solely for the purpose of designing and having designed (subject to the provisions of Clause C.3 of this Annex 1) device drivers and applications for use in conjunction with ARM Compliant Products;

(xi)(a) subject to the provisions of Clause C.5, use, copy, distribute and sublicense the Use of the object code of the DDK Software (including the object code of any of the modified versions of the DDK Software created under the licences granted in Clause B.1(x) to third parties, subject to the terms of an End User Licence Agreement and only for the purpose of developing applications for use in conjunction with ARM Compliant Products; and (b) licence to sublicense, solely to OEM customers of LICENSEE, the right to use, copy, distribute and sublicense the Use of the object code of the DDK Software (including the object code of any of the modified versions of the DDK Software created under the licences granted in Clause B.1(x)).

(xii)        use,  copy and modify (solely to the extent necessary to reflect any permitted modifications in accordance with the provisions of this Clause B.1(x)) the DDK Documentation only for the purposes of designing, having designed (subject to the provisions of Clauses C.3 and C.4 of this Annex 1) applications for use in conjunction with ARM Compliant Products;

(xiii)     use and copy the DDK Test for the purposes of designing and having designed (subject to the provisions of Clauses C.3 and C.4 of this Annex 1), applications for use in conjunction with ARM Compliant Products; and

(xiv)    use and copy the Test Report for the purposes of designing and having designed (subject to the provisions of Clauses C.3 and C.4 of this Annex 1)  applications for use in conjunction with ARM Compliant Products;

C.                                   Licence Restrictions

Modifications

C.1                            The right to modify, and have modified the Synthesisable RTL shall be limited solely for the purposes of scan insertion, buffer insertion, timing closure, targeting standard cell libraries, direct instantiations of cells and speed, power optimisation, RAM integration, use of ARM or LICENSEE specified BIST or changing any interfaces of the Mali GPU for the purposes of integrating the Mali GPU into a system on chip, PROVIDED THAT no changes to the instruction set or changes to the pipeline operation are made and no changes are made to the functionality of the Mali GPU.

C.2                            The right to modify and have modified the DDK Software shall be solely for the purposes of; (i) compiling the DDK Software in object code form; (ii) porting the DDK Software to a chosen target environment including alternative operating systems; (iii) correcting any error in the DDK Software; and (iv) improving the performance of the DDK Software, provided that any modifications made maintain compatibility with the published API specification for the respective DDK Software.

DDK Software Development

C.3                            Subject to the provisions of Clause 3 of the TLA (Confidentiality) and the provisions of this Clause C.3, LICENSEE may exercise the right to have software code designed by any Designer provided that; (a) LICENSEE does not grant to the Designer any license in respect of the ARM Technology for any purpose other than for collaborating on the design of software code solely for use in conjunction with an ARM Compliant Product, with LICENSEE and; (b) that each Designer;

(i)                                     is subject to contractual obligations of confidentiality in respect of the ARM Confidential Information and ARM Technology which are in accordance with the provisions of Clause 3.3 of the TLA;

(ii)                                  is subject to a contractual obligation to use the ARM Confidential Information and ARM Technology solely for the purpose of supplying the code, solely to LICENSEE; (iii) is subject to a contractual obligation to return or destroy any ARM Confidential Information and ARM Technology to LICENSEE on the earlier of; (a) the completion of the design; and (b) the end of the contractual confidentiality period (in the agreement between LICENSEE and Designer) for the relevant ARM Confidential Information or ARM Technology.

IF LICENSEE exercises the right set out in this Clause C.3 the purpose set out in Clause 3.3 of the TLA shall be extended to include the purpose of designing software applications for LICENSEE..

If any Designer breaches the provisions of Clauses C.3(i) to C.3(iii), LICENSEE agrees that such breach shall be treated as a material breach of this TLA by LICENSEE which shall entitle ARM to terminate this TLA in accordance with the provisions of Clause 14.2 and LICENSEE shall hold ARM harmless from and keep ARM indemnified against all and any loss, liability, costs, damages, expenses (including the fees of lawyers and other professionals), suffered, incurred or sustained as a result of or in relation to such breach.

C.4                            Subject to the provisions of Clause 3 of the TLA (Confidentiality) and the provisions of this Clause C.4, LICENSEE may exercise the right to have software code debugged by any Customer provided that; (a) LICENSEE does not grant to the Customer any license in respect of the ARM Technology for any purpose other than for collaborating on debugging of software code solely for use in conjunction with an ARM Compliant Product, with LICENSEE and; (b) that each Customer;

(i)                                     is subject to contractual obligations of confidentiality in respect of the ARM Confidential Information and ARM Technology which are in accordance with the provisions of Clause 3.4 of the TLA;

(ii)                                  is subject to a contractual obligation to use the ARM Confidential Information and ARM Technology solely for the purpose of debugging  code for LICENSEE for use in conjunction with an ARM Compliant Product;

(iii)                               is subject to a contractual obligation to return or destroy any ARM Confidential Information and ARM Technology to LICENSEE on the earlier of; (a) the completion of the design; and (b) the end of the contractual confidentiality period (in the agreement between LICENSEE and Customer) for the relevant ARM Confidential Information or ARM Technology.

IF LICENSEE exercises the right set out in this Clause C.4 the purpose set out in Clause 3.3 of the TLA shall be extended to include the purpose of debugging software.

If any Customer breaches the provisions of Clauses C.4(i) to C.4(iii), LICENSEE agrees that such breach shall be treated as a material breach of this TLA by LICENSEE which shall entitle ARM to terminate this TLA in accordance with the provisions of Clause 14.2 and LICENSEE shall hold ARM harmless from and keep ARM indemnified against all and any loss, liability, costs, damages, expenses (including the fees of lawyers and other professionals), suffered, incurred or sustained as a result of or in relation to such breach.

C5                               LICENSEE shall only be entitled to distribute and sublicence the Use of the object code solely for use with silicon manufactured by or for LICENSEE. Notwithstanding anything to the contrary in the TLA, ARM hereby agrees that object code derived from the DDK Source shall be treated as non confidential.

SECTION 3 - VERIFICATION

V.1          Definitions

V.1.1                            “Implementation” means, in respect of a Mali GPU, a unique physical layout for such graphics engines.

V.1.2                            “Validation Confirmation” means the completed document in the form set out in Part B of Section 3 of this Annex 1.

V1.3                               “Release Note” means the release note identified in Section 1 Part A.

V.1.2                  “Post Layout Synthesized Netlist” means a post layout synthesized netlist incorporating the ARM Compliant Core which; (i) obeys the Timing Constraints File in respect of such synthesis; and (ii) includes back annotated delays derived from the physical layout.

Part A

V.2                             Verification by Simulation and Equivalence Checking of RTL

V.2.1                   For each Implementation of a Mali GPU intended for incorporation in integrated circuits which will be distributed by or for LICENSEE, LICENSEE shall verify such Implementation by the following methods;

Methodology

V.2.1.1         (i) use an equivalence checker to compare the Synthesisable RTL with the Post-Layout Synthesized Netlist and generate equivalence check log results (“RTL-Post Layout Equivalence Log Results”); (iii) run static timing analysis on the Post-Layout Synthesized Netlist and generate log results (“STA Log Results”).

Delivery of Validation and Verification Confirmation

V.2.1.2         If the STA Log Results and the RTLPost Layout Equivalence Log Results, (together the “Log Results”) indicate that no errors have been detected (or the parties have jointly agreed a waiver in respect of any detected errors), LICENSEE shall deliver a Verification Confirmation to ARM and ARM shall acknowledge, in writing, the receipt by ARM of the Verification Confirmation within ten (10) working days of its receipt by ARM.

Verification Criteria

V.2.1.3         The Implementation of the Mali GPU shall be verified when; (i) the Log Results indicate that no errors have been detected (or the parties have jointly agreed a waiver in respect of any detected errors); and (ii) LICENSEE has received confirmation of receipt of the relevant Verification Confirmation from ARM in accordance with the provisions of Clause V.2.1.2.

Records and Delivery of Equivalence Log Results

V.2.1.4         For each ARM Compliant Product incorporating an Implementation of the Mali GPU, LICENSEE shall keep a copy of the Log Results for such ARM Compliant Product and shall deliver, as soon as reasonably possible, copies of such records to ARM upon request from ARM. If ARM concludes that the Implementation of the Mali GPU has not been verified in accordance with the provisions of Clause V.A.4, then ARM shall indicate to LICENSEE the errors which ARM has detected and LICENSEE shall repeat the process prescribed in Clauses V.2.1.1-V.2.1.3.

Part B

Verification Confirmation

Verification in accordance with Section 3

1.              Equivalence checking

Description of process applied	Tool(s) used	Completed (Tick)
Synthsisable RTL to Synthsised Netlist*

* Process can be performed in one step or using several intermediate steps

Partner
Partner Contact
Core Name and Revision
Date
Signature

SECTION 4 - SUPPORT LIMITATION

4.1                               Except as provided below, the maximum number of man hours that ARM shall be obligated to expend on any individual support case submitted to ARM by LICENSEE shall be capped at sixteen (16).

4.2                               If ARM reasonably believes that any individual support case will exceed the support cap referred to above, ARM and LICENSEE will mutually agree a plan of action for resolution of the support case.

4.3                               If a support case results in a defect being identified, any time associated with correcting such defect will not be logged against such support case.

4.4                               If ARM, at ARM’s discretion, determines that LICENSEE has entered multiple cases which relate to the same support problem, ARM shall be entitled to compile these into a single case which in aggregate will be subject to the cap referred to above.

4.5                               If ARM agrees to provide support at LICENSEE’s premises in accordance with the provisions of Clause 7.3 of the TLA, any time spent at LICENSEE’s premises including travel shall not be included as part of the support cap.

SECTION 5 - TRAINING REQUIREMENT

Subject to the payment of the Training Fee (set out in Section 8 of this Annex 1), ARM shall make available the following training to LICENSEE

Training Course	Commencement Date	Course Length (Days)	Number of Permitted Trainees
Mali 400 hardware training course at LICENSEE’s premises.	Within twelve months of Annex Effective Date	3	12

SECTION 6 - TRADEMARKS

Trademark	Registered/ Unregistered

Part A

ARM w/bar [logo] Exhibit A	Registered

Part B

ARM Powered [logo] Exhibit B	Registered

Part C

ARM [logo] Exhibit C	Registered

Part D

ARM Connect Community Partner [logo] Exhibit D	Unregistered

Part E

ARM	Registered
Mali	Unregistered

LICENSEE agrees and acknowledges that Open GLES is not a trademark of ARM, and LICENSEE shall not be entitled to claim that the Mali GPU is compatible with the Open GLES standard unless LICENSEE has passed the conformance tests which are made available from Khronos in respect of Open GLES.

SECTION 7 - TERM

Unless terminated earlier in accordance with the provisions of Clause 14 of the TLA, this Annex 1 shall continue in force for a period of three (3) years

SECTION 8 - FEES AND ROYALTIES

US$
Fee (Descriptor)	Due	Payable	Due Date (Invoice Date)

Licence Fee for Mali-400MP	***
		***	Annex Effective Date
		***	5 months after Annex Effective Date
Training Fee	Included in Licence fee above

Support and Maintenance

Support and Maintenance Fees
Product	Year 1	Year 2*
Mali 400MP Linux	Included in Licence Fee above	***

*                 In respect of the second year of the Term, subject to request from LICENSEE, the support and maintenance fees shall be due on the first anniversary of the Annex Effective Date.

Invoice Address:	22/F Bank of China Tower, 1 Garden Road, Hong Kong

ROYALTIES

Currency:	US Dollars

Currency Conversion:

ASP in any currency other than US$ shall be converted to ASP in US$ using the average local currency/US$ exchange rate over the Quarter as published by the US Federal Reserve [see http://www.federalreserve.gov/releases/g5/]

Due:	At the end of each Quarter

Payable:	In accordance with the provisions of Clause 6 of the TLA.

Invoice Address:	22/F Bank of China Tower, 1 Garden Road, Hong Kong

Calculation:

For each unit of ARM Compliant Product distributed by LICENSEE, LICENSEE shall pay a Royalty determined from the following tables:

Cumulative Number of Units of ARM Compliant Products distributed by LICENSEE	Royalty rate where ARM Compliant Product contains a Mali GPU with a single (1) graphics pixel shader rendering engines	Royalty rate where ARM Compliant Product contains a Mali GPU with between two (2) and four (4) graphics pixel shader rendering engines
1 — 5,000,000	The greater of ***% ASP and US$***	The greater of ***% ASP and US$***
5,000,001- 10,000,000	The greater of ***% ASP and US$***	The greater of ***% ASP and US$***
10,000,001-50,000,000	The greater of ***% ASP and US$***	The greater of ***% ASP and US$***
>50,000,000	The greater of ***% ASP and US$***	The greater of ***% ASP and US$***

For the purpose of calculating Royalties, only the distribution by the entity exercising the licences to distribute encapsulated die of ARM Compliant Products which have been manufactured under this Annex 1 (notwithstanding that such distribution may be between RDA and a Subsidiary of RDA or between Subsidiaries of RDA) shall be relevant.

All Royalties paid to ARM pursuant to this Annex 1 shall be non refundable.

ROYALTY REPORT

Form of Royalty Report

Send to:                         The address for ARM set out in the TLA via first class mail and to royaltyreports@arm.com via email.

LICENSEE

LICENSEE contact

Quarter for which report relates to

Table 1

Part Number	Intended Application	Number of Units of ARM Compliant Product distributed by LICENSEE in Quarter	ASP (US$)	Applicable Royalty Rate		Royalty Due
				X	%	$	XXX
				X	%	$	XXX

Table 2

Part Number	Intended Application	Estimated Number of Units of ARM Compliant Product distributed by LICENSEE in Next Calendar Quarter	ASP (US$)		Applicable Royalty Rate		Royalty Due
			$	XXX	X	%	$	XXX
			$	XXX	X	%	$	XXX

The information provided in Table 2 shall be non-binding, supplied in good faith and treated as LICENSEE’s Confidential Information.

SECTION 9 - MARKETING

Notwithstanding anything to the contrary contained in the TLA either party may disclose to third parties that LICENSEE is a licensee of the ARM Technology licensed under this Annex 1. Except as expressly provided in the TLA, no right is granted to either party to disclose the terms and conditions of the TLA or this Annex 1.

Within sixty days (60) days of the Annex Effective Date the parties shall mutually agree the terms and method of issuance of a written announcement, which may be a press release, relating to the technology licensed under this Annex 1 and the relationship of the parties.

All communications for the above marketing activities shall be sent to the following contacts

ARM Marketing Contact	LICENSEE Marketing Contact

Director of Corporate Communications
CommsDirector@arm.com
110 Fulbourn Road
Cambridge
CB1 9NJ

IN WITNESS WHEREOF the parties have caused this Annex 1 to be signed by their duly authorised representatives:

ARM LIMITED		RDA TECHNOLOGIES, LIMITED.

BY:	/s/ Mike Inglis	BY:	/s/ Vincent Tai

NAME:	Mike Inglis	NAME:	Vincent Tai

TITLE:	Chief Commercial Officer	TITLE:	CEO

DATE:	8-1-13	DATE:	2012.12.19